SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 2, 2003
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Item 9. Regulation FD Disclosure.
Item 12. Results of Operations and Financial Condition.
Item 7. Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 9. Regulation FD Disclosure.

On October 2, 2003, Terayon Communication Systems, Inc. (Company) issued a press release that Comcast would use the Company’s DOCSIS 2.0-qualified Cable Modem Termination System (CMTS) equipment in the development of Comcast’s headend platforms as a way to expedite the ubiquitous adoption of DOCSIS 2.0 in Comcast’s networks. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

On October 6, 2003, the Company issued a press release announcing the appointment of two new executives to its senior management team. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 12. Results of Operations and Financial Condition.

On October 7, 2003, the Company announced via press release the Company’s preliminary results for the third quarter ended September 30, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.3. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Item 7. Exhibits.

99.1	Press Release, dated as of October 2, 2003, entitled Comcast Enters Into Collaborative Agreement With Terayon For Development of Docsis 2.0 Data Headend Platform.

99.2	Press Release, dated October 6, 2003, entitled Terayon Strengthens Senior Management Team to Capitalize on Growth Opportunities in the Broadband Industry.

99.3	Press Release, dated as of October 7, 2003, entitled Terayon Provides Update on Better Than Expected Third Quarter Financial Performance.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Arthur T. Taylor

Arthur T. Taylor Chief Financial Officer

Date: October 7, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of October 2, 2003, entitled Comcast Enters Into Collaborative Agreement With Terayon For Development of Docsis 2.0 Data Headend Platform.

99.2	Press Release, dated October 6, 2003, entitled Terayon Strengthens Senior Management Team to Capitalize on Growth Opportunities in the Broadband Industry.

99.3	Press Release, dated as of October 7, 2003, entitled Terayon Provides Update on Better Than Expected Third Quarter Financial Performance.